Exhibit 99.1

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Investor Update

Warren Resources, Inc.

[LOGO]

October 25, 2005

Forward-Looking Statements	[LOGO]

Cautionary Note to U.S. Investors: This presentation includes “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Warren believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Additionally, in its filings with the SEC Warren is permitted to disclose only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Warren uses certain terms in this presentation, such as “potential”, “possible” and “recoverable” in relation to reserves, which SEC guidelines strictly prohibit from being included in filings with the SEC. Estimates of “potential”, “possible” and “recoverable” reserves which may potentially be recoverable through additional drilling or recovery techniques are by their nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. Investors are urged to consider closely Warren’s disclosure of its proved reserves, along with certain risk factors and uncertainties inherent in its business set forth in its Form 10K for 2004 and other filings with the SEC.

WRES undertakes no obligation, and expressly disclaims any duty, to publicly update any forward looking statements made herein, whether as a result of new information or future events.

December 2004 Initial Public Offering

Issuer:	Warren Resources, Inc.

Symbol / Exchange:	WRES / NASDAQ

Shares Offered and Sold:	10,925,000 Common Shares on 12/16/04 including underwriters’ 15% over-allotment

IPO Price:	$7.50 per Common Share

Use of Proceeds:	Net Proceeds of $76.2 MM to fund CBM drilling activities, primarily in the Atlantic Rim and Pacific Rim projects of the Washakie Basin and the Wilmington Townlot Unit of the Los Angeles Basin

Selling Shareholders:	None - all Primary Shares

Lead Manager:	KeyBanc Capital Markets

Co-Managers:	Jefferies & Company, Sanders Morris Harris,

Co-Underwriters:	A. G. Edwards and Legg Mason

Key Management

Norman F. Swanton

Chief Executive Officer

Kenneth A. Gobble

Chief Operating Officer

Timothy A. Larkin

Chief Financial Officer

David E. Fleming

Chief Legal and Compliance Officer

Lloyd G. Davies

Chief Executive-Warren E&P

Warren Resources: Board of Directors

Norman F. Swanton	Chairman & CEO of Warren Resources, Inc.

Chet Borgida, CPA	Former Audit Partner – Grant Thornton, LLP
Chairman Audit Committee

Anthony L. Coelho	Former U.S. Congressman (D - California)

Dominick D’Alleva	Principal with DND Realty, LLC

Lloyd G. Davies	Former Senior Executive – Texaco, Inc.

Leonard DeCecchis	Former Executive of Prestone Products, Inc.

Marshall Miller	Executive Vice President – Wells Fargo (Risk Manager) Chairman Compensation Committee

Thomas G. Noonan	Former Senior Executive – Mars, Inc.

Michael R. Quinlan	Former Chairman & CEO – McDonald’s Corporation Chairman Corporate Governance Committee

Company Overview

•                 Growth-oriented independent energy company founded in 1990

•                 Own natural gas and oil leasehold interests in 280,948 gross (155,090 net) acres having 1,064 identified CBM drilling locations in the Washakie Basin in southwest Wyoming

•                 Engaged in an oil waterflood project in the Wilmington Townlot Unit in the giant Wilmington oil field in the Los Angeles Basin of California

•                 Net proved reserves of 128.9 Bcfe, with PV-10 of $306.9 million, at 12/31/2004 (including acquisition of Magness’ interest in WTU on 1/1/05)

•                 Net proved reserves are located on approximately 8% of our net acreage

•                 Currently have interests in 224 gross (98.6 net) producing wells and are the operator or co-operator of 80% of these wells

•                 Daily production was 22.7 MMcfe/d gross (5.2 MMcfe/d net) as of 6/30/05

Key Post - IPO Event - Wilmington Acquisition

•                 Effective 1/1/05, purchased joint venture partner’s interest in the former EXXON Wilmington Townlot Unit in the Wilmington field

•                 Acquired additional 25.3 Bcfe ($65.0 million in PV-10) for cash payment of $14.8 million and settlement of all claims.

•                 Total acquisition costs below $1 per barrel for PUD reserves

•                 Increased Wilmington Townlot Unit working interest to 99%

•                 Increased net proved reserves in the Wilmington Unit to 109.3 Bcfe and PV-10 to $266.4 million based on drilling 100 PUD locations in the Upper Terminal oil zone from Central Facility

•                 Appointed unit operator of record

•                 Commenced drilling Upper Terminal oil reserves in June 2005

Unrisked, Unbooked, Potential Reserves

[CHART]

Business Strategy

•                 Increase proved producing reserves by drilling identified Rocky Mountain CBM and Wilmington locations

•                 Increase Our Working Interests in Future Wells

•                 Pursue Selective Acquisitions and Joint Ventures

•                 Reduce Costs Through Economies of Scale and Efficient Operations

Defined Growth

Planned 2005 Gross Producing Wells 62	2005 Capital Expenditures $35.6 MM

[CHART]	[CHART]

Gross Wells		2004		Planned 2005 Gross Producing Wells	Pro-forma Producing Totals
	Producing	Drilled	Total
Atlantic Rim	-46	34	-80	29	109
Pacific Rim	15	4	_19	10	29
Powder River	116	-0	116	-3	119
Wilmington	-31	-0	-31	15	-46

Note 1: Washakie-Atlantic Rim includes $4.0 million capital expenditure for Anadarko joint venture pipeline and compression facilities.

Note 2: Due to delays in re-equipping and delivery of two scheduled drilling rigs, five producing wells scheduled to be drilled in 2005 will be added to the 2006 drilling schedule.

Operations and Property Overview

Focused Operations - Washakie Basin CBM:

•                 Comprises the southeast one-third of the Greater Green River Basin in southwestern Wyoming

•                 Our largest acreage position, with 252,571 gross (142,114 net) acres

•                 Contains up to 2,000 potential CBM drillsites on 80-acre and 160-acre spacing

•                 Own 56% average working interest

•                 Planned capital expenditures of $16.2 million in 2005 for 39 gross wells

•                 Development operations are conducted on both the Atlantic Rim and the Pacific Rim areas

•                 Near giant Wamsetter, Pinedale and Jonah fields

Washakie Basin

[GRAPHIC]

Washakie Basin: Atlantic Rim

•                 Located on the eastern rim of the Washakie Basin comprising 216,525 gross (113,848 net) acres

•                 Development of 141,437 gross acres through a 50/50 joint venture with Anadarko .

•                 Evaluated acreage throughout the Atlantic Rim CBM project.  Coals are gas saturated with high permeability and shallow drilling depths

•                 Drilled first three pilot programs - 48 CBM wells producing 6.2 Mmcf/d gross

•                 Plan to drill 29 gross (3.6 net) wells in 2005 and tie in 24 gross (3.0 net) previously drilled wells for three additional CBM pilot programs

•                 Capital expenditures of $13.1 million in 2005 for drilling, pipeline and compression facilities

•                 Pending EIS should be completed during the 2006 drilling season

Atlantic Rim Project

[GRAPHIC]

Sun Dog Unit

Sun Dog Daily Production

[CHART]

Production includes ten producing wells since inception and two additional wells from 4/1/05.

Washakie Basin: Pacific Rim

•                  Located 60 miles due west of the Atlantic Rim Project

•                  Comprises approximately 36,046 gross (28,266 net) acres

•                  Drilled 15 CBM wells and acquired 4 previously drilled CBM wells as of December 31, 2004

•                  Production from first 15 CBM well pilot commenced Q2 05

•                  Plan to drill 10 gross (2.0 net) additional wells in 2005

•                  In 2004, BLM approved the Environmental Assessment for an additional 120 CBM wells

•                  Control through operatorship of Pacific Isle, Rifes Rim and Chicken Springs federal units

•                  Acquired 6.5 mile pipeline that provides access to the Kern River pipeline system to Bakersfield, CA

Pacific Rim Project

[GRAPHIC]

[GRAPHIC]

Wilmington Townlot Unit: Oil

•                          Located in the Los Angeles Basin of California, the giant Wilmington field has produced over 2.6 billion barrels of oil since its discovery in the early 1930’s

•                          Formed by EXXON in 1972, the Wilmington Townlot Unit comprises 1,440 gross (1,369 net) acres with 750 million barrels of original oil in place. The WTU has produced 144 MMBO and has 92 gross MMBO of potentially remaining recoverable oil reserves

•                          Booked Net Proved Reserves of 109.3 Bcfe (post Magness acquisition) in the Upper Terminal Oil Interval alone

•                          Development plan using secondary recovery techniques in “7 spot” waterflood patterns drilled from within central production facility

•                          Plan to drill 15 gross (13.5 net) producing wells and 7 water injection wells in 2005 in Terminal and Ranger oil zones

•                          Identified approximately 450  potential drilling locations in Terminal, Ranger, UP/Ford and Tar zones

Wilmington Unit

[GRAPHIC]

Pay Zones in the WTU

•                              Tar Interval - Potentially up to 10 million barrels of gross recoverable low gravity oil with steam injection.

•                              Ranger Interval - Potentially up to 42 million barrels of gross recoverable medium (17 degree) gravity oil with “7 spot” pattern waterflood.

•                              Terminal Interval - Proved undeveloped  reserves of 23 million barrels of gross recoverable medium gravity  oil  with “7 spot” pattern waterflood. Potential for additional 7 million barrels of oil.

•                              Ford Interval - Potentially up to 10 million barrels of gross recoverable 28 gravity oil with pattern waterflood.

•                              Total Potential Net Reserves - Current net proved oil reserves of 18.2 MMBO with potential for up to an additional 55.4 MMBO of unrisked, unbooked, net recoverable oil reserves

Central Facility & Drillsite — Plan View

[GRAPHIC]

Side View of Directional Wells

Past Practices	[GRAPHIC]

Future Plans	[GRAPHIC]

Financial Overview

Historical Financial Performance

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,	Year Ended December 31,
	2005	2004	2004	2003
Production:
Natural gas (MMcf)	501.1	359.3	817.2	785.8
Oil (MBbls)	63.9	33.4	68.2	87.4
Equivalents (MMcfe)	884.7	559.8	1,226.3	1,310.1

Revenues:
Turkey contracts	$3.6	$3.3	$10.5	$11.3
Oil and gas sales from marketing activities	4.5	2.8	6.2	5.6
Well services	0.8	0.5	1.1	1.2
Oil and gas sales	5.1	2.7	6.4	5.7
Total revenues	$14.0	$9.3	$24.2	$23.8

Costs and operating expenses:
Turkey contracts	$3.8	$3.3	$12.9	$7.3
Oil and gas sales from marketing activities	4.4	2.7	6.0	5.5
Well services	0.4	0.3	0.7	0.7
Production and exploration	2.7	2.0	3.9	3.8
Depreciation, depletion, amortization and impairment	1.7	1.5	4.1	3.2
General & administrative	2.9	2.3	8.1	4.5
Total costs and operating expenses	$15.9	$12.1	$35.7	$25.0
Loss from operations	$(1.9)	$(2.8)	$(11.5)	$(1.2)

Pro Forma Capitalization

	As of June 30, 2005
	Actual	As Adjusted (1)
Cash and cash equivalents	$56.8)	$62.3
Current portion of long-term debt	1.7)	0.3)

Long-term debt (2)	15.4)	2.3)
Stockholders Equity
Preferred Stock	17.4)	—)
Common and APIC	226.8)	258.8)
Treasury Stock	(0.7)	(0.7)
Accumulated other Comp Income	0.9)	0.9)
Accumulated Deficit	(80.8)	(80.8)
Total Stockholders’ Equity	163.6)	177.4)

Total Capitalization	$180.7)	$180.0)

Debt / Total Capitalization	9.5%	1.4%
Net Debt / Total Capitalization (2)	5.7%	0.7%

Note 1: Amounts include the conversion to common stock or cash redemption of all in-the-money bonds and preferred stock and release of treasuries securing outstanding bonds.

Note 2: Net debt at June 30, 2005 is $10.3 million after offsetting zero coupon U.S. Treasury bonds having a market value of $6.8 million held in bank escrow as collateral for repayment of debentures.

Current Equity Ownership

		% Total
	Shares in MM(2)	Outstanding
Wellington Management Co. (1)	4.4	10.7%

Other Institutional Investors	12.8	29.0%

Warren Resources Management	4.5	11.0%

Retail Investors (approximately 5,000) (3)	20.3	49.3%

Total Outstanding Shares 6/30/05	41.9	100.0%

Shares Issuable on Remaining Bond Conversions	1.8
Shares Issuable on Preferred Stock Conversions	1.2

Proforma Shares Outstanding 6/30/05	44.9

Note 1: These shares are deemed beneficially owned by Wellington Management Company, LLP, in its capacity as investment advisor to certain Institutional investors.

Note 2: Excludes shares related to issuance of employee stock options and warrants and includes a reduction of 632,250 shares in Treasury

Note 3: The number of existing investors equals approximately 5,000, which averages less than 4,500 shares per shareholder.

Investment Recap

•                   Large, High Quality Asset Base

•                   Substantial Rocky Mountain Undeveloped CBM Acreage Position

•                                    Net proved reserves of 13.9 Bcfe with net PV-10 of $25.7 million on approximately 2% of our net acres in Washakie Basin

•                                    Additional 260,212 gross, 145,130 net, acres containing over 1,049 identified high quality CBM drilling locations with  potential for up to 2,000 wells with gas reserves of approximately 1 Bcf gross per well

•                   Wilmington Townlot Unit

•                                    Net proved reserves of 109.3 Bcfe and net PV-10 value of $266.4 million with potential 332.4 Bcfe of additional oil reserves

•                                    Working interest increased to 99% and potential for additional 450 wells - 15 new producing wells and 7 water injection wells planned for 2005

•                   Current PV-10 of $306.9 million (post Magness acquisition) is located on approximately 8% of net acreage

•                   Experienced Technical Team to Execute Plan

•                   Incentivized Management - Stock Ownership

[GRAPHIC]